NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Positive Preliminary Economic Assessment on Slick Rock Project in Colorado

Corpus Christi, TX, April 22, 2014 - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") is pleased to announce that the Company has received the results of a Preliminary Economic Assessment, summarized in the technical report "Technical Report Preliminary Assessment Slick Rock Project Uranium/Vanadium Deposit, San Miguel County, Southwest Colorado, USA", dated effective April 8, 2014 (the "PEA"), prepared in accordance with National Instrument 43-101 ("NI 43-101"), for the Slick Rock Project (the "Project"). The Company intends to file the PEA on SEDAR on or about April 24, 2014.

PEA Highlights:

  The PEA shows a robust project pre- tax Internal Rate of Return ("IRR") of 33% and a post-tax IRR of 29% and pre-tax Net Present Value ("NPV"), at a discount rate of 10%, of $43.8 million and a post-tax NPV of $31.9 million based on a uranium spot price of $60 per pound and a vanadium spot price of $10 per pound.

  Drilling-to-date has outlined an Inferred Mineral Resource (at a 0.15% eU3O8 cut-off) of 2,549k tons at an estimated 0.228% eU3O8 grade which contains an estimated 11.6 million pounds of uranium oxide and 69.6 million pounds of vanadium oxide at an estimated 1.37% V2O5 grade. These resources rank Slick Rock among the highest grade uranium and vanadium deposits in the US.

  Initial capital for the Project is estimated at $21m and assumes production of 100,000 tons per annum.

  The PEA is based on the projected sale of mined product to the White Mesa mill located in Blanding, Utah, and assumes operating costs of $67.78 per ton.

  Production of uranium and vanadium, estimated in the PEA, average 438,000 pounds and 2.6 m pounds per annum, respectively, for a total production of 7.4 m pounds uranium and 44.3 m pounds of vanadium over a 21 year life of mine.

President and CEO Amir Adnani stated, "We are very pleased to reach this important milestone for the Slick Rock Project, which is just one of five conventional uranium properties we have in the Colorado Plateau. The PEA shows robust economics for the project which is capable of delivering meaningful uranium and vanadium production over a long mine life. Production in South Texas from our hub-and-spoke platform remains our top priority, however, the value of our extensive pipeline of growth projects should not be understated. This pipeline also includes advanced stage projects in Arizona and Paraguay that are inexpensive to maintain but can be monetized or developed further at higher uranium prices.  To this end, we have completed the majority of similar level studies on our large Anderson project in Arizona and expect to issue a new technical report in 90 days."

The PEA was prepared for the Company by Douglas Beahm, PE, PG, of BRS Inc., with contributions by Bruce Davis, FAusIMM, of BD Resource Consulting, Inc. (BDRC) and Robert Sim, P. Geo, of Sim Geological Inc. (SIM). The PEA is based on the current Inferred Mineral Resource estimate for uranium (BDRC and SIM, 2012), which was first disclosed in the technical report "Technical Report for the Slick Rock Project Uranium/Vanadium Deposit, San Miguel County, Southwest Colorado, USA", effective December 2012, as described in the PEA available on SEDAR and summarized in the chart below. The purpose of the PEA is to provide an independent analysis of the potential economic viability of the

Inferred Mineral Resources of the Project. The technical staff of the Company assembled an extensive amount of information as part of the Company's production planning for the Project. This data was verified and used by BRS as the basis of the PEA.

The following table details the Inferred Mineral Resource:

Summary of Inferred Mineral Resources For Slick Rock Project
Effective Date April 8, 2014

Cut-off Grade eU3O8%	Tons x 1,000	eU3O8 (%)	Contained U3O8 (Mlbs)	V2O5 (%)	Contained V2O5 (Mlbs)
0.10	4,225	0.186	15.7	1.12	94.2
0.15	2,549	0.228	11.6	1.37	69.6
0.20	1,646	0.255	8.9	1.53	53.4
0.25	775	0.296	4.6	1.78	27.6
0.30	274	0.340	1.9	2.04	11.4
0.35	71	0.415	0.6	2.49	3.6
0.40	69	0.417	0.6	2.50	3.6

(Base case cut-off grade of 0.15 % eU3O8 is highlighted in Table 1.2)

Mineral Resource Estimate

The uranium mineral resource estimate has been generated using drill hole sample assay results and the interpretation of a geologic model which relates to the spatial distribution of uranium. The vanadium mineral resource was estimated based on the estimated grades for uranium using a 6:1 V:U ratio. Interpolation characteristics have been defined based on the geology, drill hole spacing, and geostatistical analysis of the data.

At the time the majority of the uranium assays available for mineral resource estimation were collected, the common practice in mineral exploration and development was to rely on uranium values to estimate vanadium content based on the historic V:U ratios for each mine area. Uranium values were determined from chemical assays or, far more commonly, from radiometric equivalent determinations either with downhole geophysical logging (surface exploration) or handheld scintillometers (underground face mapping and mining). Vanadium values were estimated based on the V:U ratios experienced during past production in the area and confirmed by head assays at the mills.

Grade estimates have been made using ordinary kriging into a model with a nominal block size of 50 x 50 x 10 ft (L x W x H). Statistical evaluations result in the segregation of data according to favorable zone domains during grade interpolation. Bulk densities have been assigned to blocks in the model based on historic production data.

The results of the modeling process have been validated using a series of methods. The results indicate that the resource model is an appropriate estimation of global resources based on the underlying database.

The resources have been classified by their proximity to sample locations and are reported, as required by NI 43-101, according to the CIM Definition Standards on Mineral Resources and Mineral Reserves. Based on the current distribution of drilling, resources in the Inferred class occur within the designated favorable areas. There are no known factors related to environmental, permitting, legal, title, taxation, socio-economic, marketing or political issues which could materially affect the Inferred Mineral Resource.

Information about data verification applicable to the Inferred Resource is available in the Technical Report for the Slick Rock Project Uranium/Vanadium Deposit, San Miguel County, Southwest Colorado, USA, effective December 2012, available on SEDAR, as well as in the PEA that will be filed on SEDAR and the Company website on or about April 24, 2014.

The Company has an in-depth understanding of the geology at the Project. The Project has been the subject of study since the 1940's and the subject of mine production through the early 1980's. The practices used during the various drilling campaigns have been conducted in a professional manner and have adhered to accepted industry standards. Based upon the available drilling data, published geologic reports and mapping, the mineral resource estimation, and the PEA, the following conclusions have been made:

  The base economic case in the PEA assumes production of 100,000 tons of mineralized material per year. For this base case, with a uranium price of $60 per pound and a vanadium price of $10 per pound, the Project would generate an estimated pre-tax IRR of 33% and a post-tax IRR of 29% and have an estimated pre-tax NPV, at a 10% discount rate of $43.8 million, and a post-tax NPV at a 10% discount rate of $31.9 million (constant dollars US), Today's spot price of uranium is $33.75/lb and today's price of vanadium oxide is $5.80/lb. The IRR is based on an estimated capital expenditure to initiate production of $21 million.

  The portion of the Inferred Mineral Resource included in the conceptual mine plan and the basis of the PEA has an estimated 1,740 thousand tons, average grades of 0.212% eU3O8 and 1.27% V2O5, containing 7.4 million pounds of uranium oxide and 44.3 million pounds of vanadium pentoxide. Mineral resources are not reserves and do not have demonstrated economic viability.

  The technical risks related to the Project are comparatively low as the mining and recovery methods are proven. The recommended mining methods have been employed successfully at the Project site in the past.

  The Project is located in a brownfield area that has a mining heritage of more than a century. A portion of the Project area was deemed suitable by the United States Department of Energy (USDOE) for the long-term isolation of uranium mill tailings through an extensive Environmental Impact Statement process. This data is public and may assist in permitting and licensing.

  USDOE has recently released their Final Uranium Leasing Program Programmatic Environmental Impact Statement (March 2014) to analyze reasonably foreseeable environmental impacts as a result of exploration, mine development and operations, and reclamation of uranium mining on the 31 uranium leases USDOE administers, three of which are contiguous to the Project. USDOE's preferred alternative is to continue with the current program for the next 10-year period (or for another reasonable period). This current environmental data is public and will assist in permitting and licensing of the Project.

  The Project is one of five UEC conventional mining properties within the Uravan District of the Colorado Plateau, including Bull Canyon, Raven, Long Park and Radium Mountain. UEC also controls a significant portfolio of properties in Arizona including Anderson, Workman Creek, Los Cuatros, Artillery Peak and Dry Mountain..

The PEA discussed in this press release is preliminary in nature, and it includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the Preliminary Economic Assessment will be realized. Mineral Reserves are not estimated in the PEA.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a qualified person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery (ISR) mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. Additionally, the Company controls a pipeline of advanced-stage projects in Arizona, Colorado and Paraguay. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.